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                                 EXHIBIT 23.3
                                 ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 1996 (except with respect to the matters discussed in Note 3, as of which the date is July 8, 1996) included in Advanced Deposition Technologies, Inc.'s Form 10-KSB-A for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                        Arthur Andersen LLP

Boston, Massachusetts
April 17, 1997